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                               FIRST AMENDMENT TO
                    AGREEMENT OF PURCHASE AND SALE OF ASSETS

     This First Amendment To Agreement Of Purchase And Sale Of Assets (the "Amendment") is made and entered into effective this 22nd day of June, 2000, by and between Saigene Corporation, a Delaware corporation (the "Buyer"), on the one hand, and Pacific Biometrics, Inc., a Delaware corporation (hereinafter referred to as the "Parent"), and Pacific Biometrics, Inc., a Washington corporation (hereinafter referred to as the "Subsidiary"), on the other hand. Parent and Subsidiary are sometimes hereinafter collectively referred to as the "Selling Parties."

                                    RECITALS:

     WHEREAS, the parties have entered into that certain Agreement Of Purchase And Sale Of Assets, dated April 18, 2000, by and between the Buyer and Selling Parties (hereinafter referred to as the "Asset Purchase Agreement"); and

     WHEREAS, Buyer seeks to modify the timing of the payments required under the Asset Purchase Agreement and to extend the Closing Date; and

     WHEREAS, Selling Parties are willing to modify the timing of the payments and to extend the Closing Date of the Asset Purchase Agreement on the terms and conditions state herein.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENT:

     1. Extension of Closing Date. The parties agree that the term "Closing Date" shall now mean August 15, 2000, instead of June 15, 2000.

     2. Payment of Purchase Price. The parties agree that Buyer shall be required to pay, on or before July 15, 2000, to Selling Parties the sum of One Hundred Fifty Thousand Dollars ($150,000.00) in cash as part of the Purchase Price. Buyer shall pay the remainder of the cash portion of the Purchase Price to Selling Parties on the Closing Date (as amended in Section 1 of this Amendment). The $150,000.00 is subject to the same conditions as the Fifty Thousand Dollars ($50,000.00) previously paid.

     3. Failure to Meet Deadlines. As consideration for Selling Parties agreement to extend the Closing Date and modify the payment of the Purchase Price as set forth above, the parties agree that if Buyer fails to make the July 15, 2000, payment of $150,000.00 or fails to pay the balance of the cash portion of the Purchase Price as required by Section 1.3(d) of the Asset Purchase Agreement on the Closing Date (as amended in Section 1 of this Amendment), then Buyer shall


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waive, compromise and forever release any and all claims it now has or may have in the future against Selling Parties for monies owed to Buyer under the Management Agreement and for any liabilities of Selling Parties that Buyer has previously assumed or agreed to assume including, without limitation, the liability of Parent to its former landlord, Makena Commercentre II, LLC. However, notwithstanding the foregoing, if the parties consummate the sale of the assets contemplated in the Asset Purchase Agreement, then Buyer shall still receive credit for these amounts as part of the Purchase Price.

     4. Counterparts; Facsimile Signatures. This Amendment may be executed in one or more counterparts, using facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5. Other Terms Remain in Effect. All other terms and provisions of the Asset Purchase Agreement shall remain in full force and effect. Any capitalized terms not defined herein shall have the meanings set forth in the Asset Purchase Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment To Agreement Of Purchase And Sale Of Assets as of the day and year first above written.

         BUYER                                 PARENT
         -----                                 ------

         Saigene Corporation,                  Pacific Biometrics, Inc.,
         a Delaware corporation                a Delaware corporation


By:      /s/ Ronald R. Helm                    By:      /s/ Paul Kanan
         ---------------------------                    --------------
         Ronald R. Helm                                 Paul Kanan
         Its:     Chief Executive Officer               Its:   Chief Executive
                                                               Officer


                                               SUBSIDIARY
                                               ----------

                                               Pacific Biometrics, Inc.,
                                               a Washington corporation


                                               By:  /s/ Paul Kanan
                                                    -----------------------
                                                    Paul Kanan
                                                    Its:  Chief Executive
                                                          Officer

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